EXHIBIT 23.2
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                     Consent of Arthur Andersen LLP


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                       [Letterhead of Arthur Andersen LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------




As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 30, 1997 (and to all references to our Firm) relating to the financial statements of The Warwick Savings Bank and subsidiaries as of May 31, 1997 and 1996, and for each of the years in the three-year period ended May 31, 1997, which report is included in the Registration Statement on Form S-1 filed by Warwick Community Bancorp, Inc. (Registration No. 333-36021) and incorporated herein.



                                            /s/ ARTHUR ANDERSEN LLP
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New York, New York
November 18, 1997